                                                                    EXHIBIT 99.1



For Immediate Release                              For more information contact:
Wednesday, February 9, 2005                 Frank T. Kane, Vice President & CFO



                           Chromcraft Revington, Inc.
                     Reports 2004 and Fourth Quarter Results


           Delphi, Indiana, February 9, 2005 - Chromcraft Revington, Inc. (AMEX:CRC) today reported net earnings for the three months ended December 31, 2004 of $2,157,000, or $.51 per share on a diluted basis, as compared to $1,689,000, or $.41 per share on a diluted basis, for the same period last year. Sales for the fourth quarter decreased 8.9% to $41,630,000 from $45,680,000 in the year earlier quarter.

         For the year ended December 31, 2004 net earnings were $7,668,000, or $1.82 per share on a diluted basis, as compared to $8,088,000, or $1.94 per share on a diluted basis, for the prior year. Sales for 2004 were $172,393,000, a 6.4% decrease from last year. Net earnings for 2003 included three previously reported non-recurring items: a $3,650,000 pre-tax non-cash gain from the resolution of a claim that existed as part of the Company's earlier acquisition of a subsidiary, $515,000 of additional income tax expense for a change in estimate of the tax basis of certain acquired assets and a $950,000 pre-tax inventory write down for slow moving bedroom furniture. The net effect of these items added $.28 to earnings per share, on a diluted basis, for the year ended December 31, 2003.

         Commenting on fourth quarter results, Michael E. Thomas, Chairman, President and Chief Executive Officer said that the sales decrease from last year was the result of lower shipments of dining room, bedroom and occasional furniture partially offset by higher shipments of commercial and upholstered furniture. The sales decline was primarily due to foreign import competition. Thomas pointed out that earnings for the current quarter were higher compared to the fourth quarter of 2003 primarily due to cost reductions. He added that excess cash flow from operations in the fourth quarter was used to reduce bank indebtedness by $8,350,000. At December 31, 2004 bank indebtedness stood at $5,700,000. Looking ahead, Thomas said that sales orders lag behind last year's level and the Company's backlog entering the first quarter of 2005 was below the year ago level.

         Chromcraft Revington designs, manufactures and sells residential and commercial furniture throughout the United States under the "Chromcraft," "Peters-Revington," "Silver Furniture," "Cochrane Furniture" and "Sumter Cabinet" brand names. The Company's strategy is to operate as a low-cost, high quality manufacturer and distributor of residential and commercial furniture. In recent years, the Company has increased imports of low-cost labor intensive furniture components and finished furniture from the Pacific Rim to supplement the Company's furniture manufacturing. Using this blended approach of domestic manufacturing and selective importing, the Company is better able to control the quality of furniture and service to its customers.

                                                       More.....................

            Condensed Consolidated Statements of Earnings (unaudited)
                           Chromcraft Revington, Inc.
                      (In thousands, except per share data)


                                                     Three Months Ended             Year Ended
                                                        December 31,                December 31,
                                                 -----------------------     -----------------------
                                                    2004          2003          2004          2003
                                                 ---------     ---------     ---------     ---------
Sales                                            $  41,630     $  45,680     $ 172,393     $ 184,228
                                                 ---------     ---------     ---------     ---------
Gross margin                                         9,536         9,238        39,414        38,636
Selling, general and administrative expenses         5,937         6,270        26,279        27,263
Other (income)                                          --            --            --        (3,650)
                                                 ---------     ---------     ---------     ---------
Operating income                                     3,599         2,968        13,135        15,023
Interest expense                                       198           243           788         1,147
                                                 ---------     ---------     ---------     ---------
Earnings before income tax expense                   3,401         2,725        12,347        13,876
Income tax expense                                   1,244         1,036         4,679         5,788
                                                 ---------     ---------     ---------     ---------
Net earnings                                     $   2,157     $   1,689     $   7,668     $   8,088
                                                 =========     =========     =========     =========

Earnings per share of common stock
       Basic                                     $     .52     $     .41     $    1.85     $    1.97
       Diluted                                   $     .51     $     .41     $    1.82     $    1.94

Shares used in computing earnings
    per share
      Basic                                          4,176         4,078         4,143         4,109
      Diluted                                        4,225         4,125         4,215         4,173






                                                                         More...

                Condensed Consolidated Balance Sheets (unaudited)
                           Chromcraft Revington, Inc.
                                 (In thousands)

                                                          December 31,
                                                     -------------------
                                                       2004       2003
                                                     --------    --------
Accounts receivable                                  $ 18,133    $ 17,768
Inventories                                            33,666      30,868
Deferred income taxes and prepaid expenses              1,971       1,362
                                                     --------    --------

      Current assets                                   53,770      49,998

Property, plant and equipment, net                     32,490      35,166
Other long-term assets                                    776         736
                                                     --------    --------

      Total assets                                   $ 87,036    $ 85,900
                                                     ========    ========

Current portion of bank debt                         $     --    $  5,000
Accounts payable                                        5,093       4,642
Accrued liabilities                                     8,623      10,312
                                                     --------    --------

      Current liabilities                              13,716      19,954

Bank debt                                               5,700       7,050
Other long-term liabilities                             4,711       5,098
                                                     --------    --------

      Total liabilities                                24,127      32,102

Stockholders' equity                                   62,909      53,798
                                                     --------    --------

      Total liabilities and stockholders' equity     $ 87,036    $ 85,900
                                                     ========    ========





                                                                         More...

           Condensed Consolidated Statements of Cash Flows (unaudited)
                           Chromcraft Revington, Inc.
                                 (In thousands)


                                                              Year Ended December 31,
                                                              -----------------------
                                                                 2004          2003
                                                               --------      --------
Operating Activities
   Net earnings                                                $  7,668      $  8,088
      Adjustments to reconcile net earnings to net
         cash provided by operating activities
           Depreciation expense                                   3,721         4,188
           Loss on disposal of property, plant & equipment           29             3
           Deferred income taxes                                   (989)        1,084
           Non-cash gain on the resolution of a claim                --        (3,650)
           Non-cash ESOP compensation expense                       967           837
           Stock option compensation expense                        198           198
           Changes in assets and liabilities
               Accounts receivable                                 (365)          774
               Inventories                                       (2,798)        8,944
               Accounts payable and accrued liabilities          (1,238)       (2,830)
               Other                                                 --           234
                                                               --------      --------

   Cash provided by operating activities                          7,193        17,870
                                                               --------      --------

Investing Activities
   Capital expenditures                                          (1,086)         (674)
   Proceeds on disposal of property, plant & equipment               12            22
                                                               --------      --------

   Cash used in investing activities                             (1,074)         (652)
                                                               --------      --------

Financing Activities
   Net repayment under a bank revolving credit line              (1,350)       (4,000)
   Principal payments on bank term loan                          (5,000)      (12,000)
   Stock repurchases                                                 --        (2,226)
   Exercise of stock options, net of tax benefit                    231         1,008
                                                               --------      --------

   Cash used in financing activities                             (6,119)      (17,218)
                                                               --------      --------

Net change in cash                                                   --            --

Cash at beginning of period                                          --            --
                                                               --------      --------

Cash at end of period                                          $     --      $     --
                                                               ========      ========
